Exhibit 99.1

UCB to acquire Zogenix

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Transaction broadens and builds upon UCB’s role as a leader in, and our continued commitment to, addressing unmet needs of people living with epilepsy, complementing existing medicines and expanding clinical development pipeline of epilepsy and rare disease therapies

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Adds treatment option for specific, vulnerable patient populations with FINTEPLA® (fenfluramine) C-IV oral solution - approved for seizures associated with Dravet syndrome, with potential in other significant seizure disorders including Lennox-Gastaut syndrome

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Total transaction* value of up to approximately US$ 1.9 billion / € 1.7 billion. This consists of US$ 26.00 in cash per Zogenix share - plus a milestone-based contingent value right for a potential cash payment US$ 2.00 per share

BRUSSELS and EMERYVILLE, CA (USA), 19 January 2022 - Regulated information – Inside information – UCB (Euronext: UCB) and Zogenix (NASDAQ: ZGNX) announced today that the companies have entered into a definitive agreement under which UCB would acquire Zogenix, Inc., a global biopharmaceutical company commercializing and developing therapies for rare diseases. Under the terms of the agreement, UCB will commence a tender offer to purchase all outstanding shares of Zogenix for a purchase price per share of US$ 26.00 in cash at closing, plus a contingent value right (CVR) for a potential cash payment of US$ 2.00 upon EU approval by December 31, 2023, of FINTEPLA® as an orphan medicine for treatment of Lennox-Gastaut syndrome (LGS). The upfront consideration represents a 72% premium to Zogenix shares based on the 30-day volume weighted average closing stock price of Zogenix prior to signing. The total transaction is valued at up to approximately US$ 1.9 billion / € 1.7 billion.

The board of directors of both companies have unanimously approved the transaction, the closing of which remains subject to the tender of shares representing at least a majority of the total number of Zogenix’s outstanding shares, receipt of required antitrust clearances, and other customary conditions.

The transaction will broaden and build upon UCB’s role as a leader in, and our continued commitment to, addressing unmet needs of people living with specific or rare forms of epilepsy, in particular, adding FINTEPLA® to UCB’s existing product line. FINTEPLA® has been approved by the U.S. Food and Drug Administration (FDA)1 and the European Medicines Agency (EMA)2 and is under regulatory review in Japan3, for the treatment of seizures associated with Dravet syndrome in patients two years of age and older. Zogenix is also pursuing indications for the use of FINTEPLA® in the treatment of seizures associated with additional rare epilepsies, Lennox-Gastaut syndrome (LGS) and CDKL5 Deficiency Disorder (CDD)4. Zogenix has submitted a Type II Variation Application to the EMA5, and the U.S. FDA recently accepted for filing Zogenix’s supplemental New Drug Application (sNDA)6, granting Priority Review, for LGS. Beginning in childhood, Dravet syndrome and Lennox-Gastaut syndrome are two of the most devastating and life-long forms of epilepsy 7,8,9,10.

Date of Preparation: January 2022

“The proposed acquisition of Zogenix reinforces UCB’s sustainable patient value strategy and continued commitment to addressing unmet needs of people living with epilepsy with an increasing focus on those living with specific or rare forms of epilepsy, where few options exist. Complementing UCB’s existing therapeutic offerings, the Zogenix acquisition provides UCB with an approved medicine for a life-threatening, rare infant- and childhood-onset epilepsy marked by frequent and severe treatment-resistant seizures, that are particularly challenging to treat,” said Charl van Zyl, Executive Vice President, Neurology & Head of Europe/International Markets, UCB. “Utilizing our deep expertise, experience and global capabilities, we plan to accelerate access for patients to the treatment. We look forward to welcoming the Zogenix team to UCB, benefiting from their insights and working together to maximize the reach and impact of their medicines for the benefit of as many people as possible.”

“We are delighted to announce UCB’s proposed acquisition of Zogenix, recognizing the value of our lead medicine, both for the important role it has already begun to play for Dravet patients and their caregivers, and for its potential to help many others in the future,” said Stephen J. Farr, PhD, President and Chief Executive Officer of Zogenix. “We are excited for the potential opportunities ahead of us, working together to accelerate our mission and progress to improve the care of patients in need of new therapies. We believe this transaction is in the best interests of both patients and our shareholders.”

Strategic Benefits

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Builds on UCB’s continued epilepsy ambitions: Acquisition provides medicine that complements UCB’s existing symptomatic treatments, bringing significant and differentiated value to patients suffering from Dravet syndrome and, if approved, from seizures associated with Lennox-Gastaut syndrome and potentially other rare epilepsies.

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Expands benefits for patients globally: UCB brings an established global footprint, together with deep research and development, commercial, medical, and regulatory expertise in epilepsy, which will be utilized to rapidly advance and optimize the availability of these new treatments and reach additional patients.

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Enhances future epilepsy pipeline and strategic priorities in rare/orphan diseases: Zogenix’s pipeline will add to UCB’s short-term and long-term epilepsy pipeline, as well as provide critical learnings in rare/orphan disease health ecosystems.

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Enhances UCB’s top-line growth: FINTEPLA® was launched in the U.S. and Europe in 2020 and has significant potential for usage in other seizure types. It is expected that the proposed acquisition, if completed, will contribute to UCB’s revenue growth upon closing and will be accretive to UCB’s earnings in 2023.

Transaction Terms, Approvals and Time to Closing

Under the terms of the acquisition agreement, UCB, through a wholly-owned subsidiary, Zinc Merger Sub, Inc., will initiate a tender offer to acquire all outstanding shares of Zogenix for a purchase price of US$ 26.00 per share in cash, plus one non-tradeable CVR. The CVR will entitle holders to an additional cash payment of US$ 2.00 per share if a regulatory milestone related to approval of FINTEPLA® for treatment of seizures associated with Lennox-Gastaut syndrome (LGS) is achieved by or before December 31, 2023. The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the total number of Zogenix’s outstanding shares, receipt of required antitrust clearances, and other customary conditions. Upon the successful completion of the tender offer, UCB’s acquisition subsidiary will be merged into Zogenix, and any remaining shares of common stock of Zogenix will be cancelled and converted into the right to receive the same consideration per share offered in the tender offer. The transaction is expected to close by the end of the second quarter of 2022. There can be no assurance any payments will be made with respect to the CVR.

Financing and Guidance

The acquisition of Zogenix will be financed by a combination of available cash resources and a new term loan. The transaction is not subject to any financing condition. In addition to contributing to UCB’s revenue growth after closing, the acquisition of Zogenix is expected to be accretive to UCB’s earnings from 2023 onwards.

Advisors

Lazard and Barclays are acting as financial advisors to UCB in relation to the transaction. Covington & Burling LLP is acting as legal advisor to UCB on this transaction.

BofA Securities and SVB Leerink are acting as financial advisors to Zogenix on this transaction. Latham & Watkins LLP is acting as legal advisor to Zogenix on this transaction.

UCB Conference call

UCB hosts a Capital Markets Call 19th January 2022, at 08:30am EST / 13:30 GMT / 14:30 CET. Please register via the UCB Investor Relations website: www.ucb.com/investors

About Dravet Syndrome

Dravet syndrome is a rare, devastating and life-long form of epilepsy that generally begins in infancy and is marked by frequent, treatment-resistant seizures, significant developmental, motor, and behavioral impairments, and an increased risk of sudden unexpected death in epilepsy (SUDEP). Affecting one in 15,700 live births in the U.S. and approximately one in 20,000 to 40,000 live births in Europe, most patients follow a course of developmental delay with cognitive, motor and behavioral deficits that persist into adulthood. Dravet syndrome severely impacts quality of life for patients, families, and caregivers due to the high physical, emotional, caregiving, and financial burden associated with the disease7,8,9.

About FINTEPLA® (fenfluramine) C-IV

FINTEPLA® (fenfluramine) oral solution is a prescription medication used to treat seizures associated with Dravet syndrome in patients two years of age and older 11, 12. FINTEPLA possesses dual activities to inhibit seizures: as a serotonergic agent, acting as a potent 5-HT releaser with agonist activity at 5-HT1D, 2A, and 2C receptors, and as a positive modulator of Sigma1R. FINTEPLA is approved in the U.S. and Europe, and under regulatory review in Japan, for the treatment of seizures associated with Dravet syndrome. The U.S. Food and Drug Administration (FDA) has accepted for filing the company’s supplemental New Drug Application (sNDA) and granted Priority Review for the use of FINTEPLA for the treatment of seizures associated with Lennox-Gastaut syndrome (LGS).

In the United States, FINTEPLA is available only through a restricted distribution program called the FINTEPLA REMS program. FINTEPLA is available in Europe under a controlled access program requested by the European Medicines Agency to prevent off-label use for weight management and to confirm that prescribing physicians have been informed of the need for periodic cardiac monitoring in patients taking FINTEPLA. Further information is available at www.FinteplaREMS.com or by telephone at +1 877 964 3649.

Please see full Prescribing Information, including Boxed Warning, for additional important information on FINTEPLA.

About Lennox-Gastaut Syndrome

Lennox-Gastaut syndrome (LGS) is a rare and devastating lifelong childhood-onset epilepsy that can arise from multiple different causes. LGS is characterized by many different seizure types, including many that result in frequent falls and injuries. The intellectual and behavioral problems associated with LGS, as well as around-the-clock care requirements, add to the complexity of life with this disease10.

About Zogenix

Zogenix is a global biopharmaceutical company committed to developing and commercializing therapies with the potential to transform the lives of patients and their families living with rare diseases. The company’s first rare disease therapy, FINTEPLA® (fenfluramine) oral solution, has been approved by the U.S. Food and Drug Administration (FDA) and the European Medicines Agency and is under regulatory review in Japan for the treatment of seizures associated with Dravet syndrome, a rare, severe lifelong epilepsy. The U.S. FDA recently accepted for filing Zogenix’s supplemental New Drug Application (sNDA) and granted Priority Review for the use of FINTEPLA for the treatment of seizures associated with an additional rare epilepsy, Lennox-Gastaut syndrome (LGS). Zogenix is also initiating a study of FINTEPLA in a genetic epilepsy called CDKL5 Deficiency Disorder (CDD) and is collaborating with Tevard Biosciences to identify and develop potential next-generation gene therapies for Dravet syndrome and other genetic epilepsies. The company has an additional late-stage development program, MT-1621, in a mitochondrial disease called TK2 deficiency13.

About UCB

UCB, Brussels, Belgium (www.ucb.com) is a global biopharmaceutical company focused on the discovery and development of innovative medicines and solutions to transform the lives of people living with severe diseases of the immune system or of the central nervous system. With more than 8,000 people in approximately 40 countries, the company generated revenue of €5.3 billion in 2020. UCB is listed on Euronext Brussels (symbol: UCB). Follow us on Twitter: @UCB_news.

Important Information About the Tender Offer

The tender offer described in this press release has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Zogenix, Inc. (“Zogenix”) or any other securities, nor is it a substitute for the tender offer materials described herein. At the time the planned tender offer is commenced, a tender offer statement on Schedule (TO), including an offer to purchase, a letter of transmittal and related documents, will be filed by UCB S.A. (“UCB”) and Zinc Merger Sub, Inc., a wholly-owned subsidiary of UCB, with the Securities and Exchange Commission (the “SEC”), and a solicitation/recommendation statement on Schedule 14D-9 will be filed by Zogenix with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER MATERIALS CAREFULLY (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

Investors and security holders may obtain a free copy of the Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents and the Solicitation/Recommendation Statement (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. In addition, Zogenix files annual, quarterly and current reports and other information with the SEC, which is available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by UCB in connection with the Offer may be obtained at no charge on UCB’s internet website at www.ucb.com or by contacting UCB at Allée de la Recherche, 60 1070 Brussels, Belgium, or Tel: +32 2 559 99 99. Copies of the documents filed with the SEC by Zogenix may be obtained at no charge on Zogenix’s internet website at www.zogenix.com or by contacting Zogenix at 5959 Horton St Fl 5, Emeryville, California, 94608, USA, or Tel: +1 (510) 550 8300.

Forward-Looking Statement of UCB, S.A.

This news release of UCB, S.A., Brussels, Belgium (the “company”) includes statements that are not statements of historical fact, or “forward-looking statements,” including with respect to the company’s proposed acquisition of Zogenix. Such forward-looking statements include, but are not limited to, the ability of the company and Zogenix to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction, the company’s and Zogenix’s beliefs and expectations and statements about the benefits sought to be achieved in the company’s proposed acquisition of Zogenix, the potential effects of the acquisition on both the company and Zogenix, the possibility of any termination of the merger agreement, as well as the expected benefits and success of Zogenix’s product candidates. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all or that pipeline products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Zogenix’s shares will be tendered in the offer by Zogenix’s stockholders; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer and the merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement and the impact of the announcement and pendency of the transactions on Zogenix’s business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; the risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive payments in respect of the CVRs; the global spread and impact of COVID-19, changes in general economic, business and competitive conditions, the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing, costs associated with research and development, changes in the prospects for products in the pipeline or under development by UCB, effects of future judicial decisions or governmental investigations, safety, quality, data integrity or manufacturing issues; potential or actual data security and data privacy breaches, or disruptions of our information technology systems, product liability claims, challenges to patent protection for products or product candidates, competition from other products including biosimilars, changes in laws or regulations, exchange rate fluctuations, changes or uncertainties in tax laws or the administration of such laws, and hiring and retention of its employees.

UCB expressly disclaims any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.

Forward-Looking Statement of Zogenix, Inc.

Zogenix cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include: the ability of Zogenix and UCB to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction, Zogenix’s and UCB’s beliefs and expectations and statements about the benefits sought to be achieved in the transaction, the potential effects of the acquisition on both Zogenix and UCB, the possibility of any termination of the merger agreement, as well as the expected benefits and success of Zogenix’s product candidates. These statements are based on Zogenix’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Zogenix’s shares will be tendered in the offer by Zogenix’s stockholders; the possibility that various conditions to the consummation of the offer and the merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement and the impact of the announcement and pendency of the transactions on Zogenix’s business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; the risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive payments in respect of the CVRs; the global spread and impact of COVID-19; changes in general economic, business and competitive conditions; and the potential inability to obtain necessary regulatory approvals or to obtain them on acceptable terms or within expected timing. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Footnote:

[*Total transaction value fully diluted].

References:

1.	FDA News Release. FDA Approves New Therapy for Dravet Syndrome. June 25, 2020.

2.	Meeting highlights from the Committee for Medicinal Products for Human Use (CHMP) 12-15 October 2020.

3.	Zogenix Press Release. Zogenix Submits New Drug Application for FINTEPLA® (Fenfluramine) in Japan for the Treatment of Epileptic Seizures Associated with Dravet Syndrome. 21st December 2021.

4.	Zogenix Pipeline Presentation. November 2021.

5.

Zogenix Press Release. Zogenix Submits Type II Variation Application to the European Medicines Agency (EMA) to Expand the Use of FINTEPLA® (Fenfluramine) for the Treatment of Seizures Associated with Lennox-Gastaut Syndrome. 20th December 2021.

6.

Zogenix Press Release. Zogenix Announces U.S. FDA Acceptance for Priority Review of Supplemental New Drug Application for FINTEPLA® (Fenfluramine) for the Treatment of Seizures Associated with Lennox-Gastaut Syndrome (LGS). 1st December 2021.

7.	Dravet C. The Core Dravet Syndrome Phenotype. Epilepsia. 2011 Apr;52 Suppl 2:3-9. 2

8.	Dravet C. Dravet syndrome history. Dev Med Child Neurol. 2011 Apr;53 Suppl 2:1-6

9.	Wu YW, Sullivan J, McDaniel SS, et al. Incidence of Dravet Syndrome in the US Population. Pediatrics. 2015 Nov;136(5):e1310-1315.

10.	National Institute of Neurological Disorders and Stroke. Lennox-Gastaut Syndrome Information Page. Last Accessed Jan 2022.

11.	Fintepla Summary of Product Characteristics. January 2022

12.	Fintepla U.S. Prescribing Information. January 2022.

13.	Zogenix Presentation. MT-1621 Virtual Investor Event. November 2021